Exhibit 99.1

MDRNA, Inc. Encourages Stockholders to Vote Their Shares

Proposal No. 8 Requires the Affirmative Vote of a Majority of All Outstanding Shares

Company Will Effect a Reverse Split to Enable the Cequent Merger if Proposal No. 8 Does Not Achieve Requisite Votes

BOTHELL, WA, July 19, 2010—MDRNA, Inc.(NASDAQ:MRNA) announced today that it is encouraging all stockholders to promptly submit their voting instructions for the annual meeting of stockholders to be held on Wednesday, July 21, 2010, at 10:00 a.m. Eastern Time. Stockholders who have not yet voted may still vote in advance of the meeting by telephone or internet, as described below. Management encourages all stockholders to promptly cast their votes to ensure that votes are counted in the tabulation at the meeting.

As of July 19, 2010, the Company has achieved a quorum for purposes of the annual meeting of stockholders. With respect to Proposal No. 1 regarding approval of the shares to be issued in the merger, the Company has obtained “FOR” votes well in excess of the required majority of the shares voting. As of today, approximately 94% of the shares voted with respect to Proposal No. 1 have voted “FOR” Proposal No. 1 and approximately 90% of the shares voted with respect to Proposal No. 8 have voted “FOR” Proposal No. 8. However, the Company has not received the requisite votes for passage of Proposal No. 8 regarding an amendment to the Company’s Certificate of Incorporation to increase its authorized shares of common stock to permit the number of shares to be issued in the proposed merger with Cequent Pharmaceuticals, Inc. Proposal No. 8 is a non-routine proposal that requires the affirmative vote of a majority of all issued and outstanding shares of common stock as of the record date of June 2, 2010. As such, brokers who hold shares for stockholders in “street name” cannot vote such shares regarding Proposal No. 8 without specific instructions from the underlying stockholder.

MDRNA has engaged Morrow & Co., a proxy solicitation firm, to contact stockholders by telephone to encourage voting. Stockholders that have not already voted may receive calls prior to the meeting from Morrow on behalf of the Company.

INSTRUCTIONS FOR VOTING:

*	Stockholders may cast their votes on the internet at www.proxyvote.com. Please have the proxy control number from the proxy card available and follow the instructions provided on the proxy.

*	Stockholders who wish to vote by phone may call Morrow & Co. toll-free at 1-800-607-0088 to vote by phone, or to receive instructions on voting by phone.

*	Stockholders may also contact their brokerage firms for help with casting their votes, but your broker cannot vote your shares for you without your instructions.

“We continue to believe, and the shareholder vote to date indicates that shareholders believe the merger with Cequent Pharmaceuticals is in the best interest of the Company. In fact, in excess of 90% of the shares voted with respect to Proposal No. 8 have supported it. However, we need a majority of the issued and outstanding shares voting ‘FOR’ Proposal 8 in order to avoid having to take the steps described below to complete the merger ,” said J. Michael French, the President and Chief Executive Officer of MDRNA.

If the Company does not have the requisite votes to approve Proposal No. 8, then it intends to effect a 1-for-4 reverse split of its common stock in order to facilitate the completion of the merger and to provide the Company with the benefits of a reverse stock split described in the Company’s proxy statement for the 2009 annual meeting at which stockholders approved a range of reverse stock splits. Such a split will enable the Company to have enough authorized shares to consummate the merger without the approval of Proposal No. 8. The Board of Directors, with the advice of its financial advisors, has selected the 1-for-4 reverse split because it believes a split at that level will significantly benefit the Company’s future compliance with Nasdaq’s continuing listing requirements and may increase the Company’s appeal to a broader range of investors in potential future financing transactions.

The reverse split would be effective after the close of trading of MDRNA’s common stock on The NASDAQ Global Market on Wednesday, July 21, 2010. The stockholders of MDRNA approved a range of reverse splits, including this ratio, at its 2009 annual stockholders’ meeting.

About MDRNA, Inc.

MDRNA is a biotechnology company focused on the development and commercialization of therapeutic products based on RNA interference (RNAi). Our goal is to improve human health through the development of RNAi-based compounds and drug delivery technologies that together provide superior therapeutic options for patients. Additional information about MDRNA, Inc. is available at http://www.mdrnainc.com.

Cautionary Statements

MDRNA has filed a Definitive Proxy Statement with the Securities and Exchange Commission relating to its July 21, 2010 Annual Stockholders’ Meeting. Investors can obtain free copies of the Proxy Statement, as well as other filings containing information about MDRNA, without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from MDRNA by directing a request to MDRNA, Inc., Attn: Investor Relations, 3830 Monte Villa Parkway, Bothell, WA, Phone (425) 908-3600. Investors are urged to read the

Definitive Proxy Statement and all documents incorporated by reference therein because they contain important information. MDRNA, its directors and executive officers, other members of management and employees of MDRNA, as well as representatives of Morrow& Co., LLC, may be deemed to be participants in the solicitation of proxies from MDRNA’s stockholders.

Forward-Looking Statements

Statements made in this news release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of MDRNA to obtain additional funding; (ii) the ability of MDRNA to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) the ability of MDRNA and/or a partner to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) the ability of MDRNA and/or a partner to obtain required governmental approvals; (v) the ability of MDRNA and/or a partner to develop and commercialize products that can compete favorably with those of competitors; and (vi) the failure of the stockholders of MDRNA to approve the merger with Cequent, the failure of either party to meet any of the other conditions to closing the merger, contractual restrictions on the conduct of our business included in the merger agreement, and any impact on our relationships with third parties as a result of the announcement of the proposed merger. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in MDRNA’s most recent periodic reports on Form 10-K and Form 10-Q that are filed with the Securities and Exchange Commission. MDRNA assumes no obligation to update and supplement forward-looking statements because of subsequent events.

Important Additional Information about the Merger will be filed with the SEC

This press release may be deemed to be solicitation material regarding the proposed merger of MDRNA and Cequent. In connection with the proposed merger, MDRNA has filed and will continue to file relevant materials and documents with the Securities and Exchange Commission (SEC), including a proxy statement that has been mailed to the stockholders of MDRNA. Investors and the public are urged to read these materials carefully and in their entirety when they become available because they contain important information about the companies, the proposed merger and the expectations for the combined company. The proxy statement and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and the public holders may obtain free copies of the documents filed with the SEC by MDRNA by directing a written request to MDRNA, Inc., 3830 Monte Villa Parkway, Bothell, Washington 98021, Attention: Investor Relations. The directors, executive officers and employees of MDRNA may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the special interests of these directors, executive officers and employees in the proposed transaction, if any, will be included in the proxy statement referred to above.

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Contacts:

Pete Garcia

Chief Financial Officer

(425) 908-3603

pgarcia@mdrnainc.com

Westwicke Partners (Investors):

Stefan Loren, Ph.D., (443) 213-0507

sloren@westwicke.com

John Woolford, (443) 213-0506

john.woolford@westwicke.com

McKinney|Chicago (Media):

Alan Zachary, (312) 944-6784 × 316 or

(708) 707-6834

azachary@mckinneychicago.com